     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 5, 1996

                                                     REGISTRATION NO. 333-
==========================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              ------------------

                           THE FOREFRONT GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 ---------------

                  DELAWARE                                                                           76-0365256
       (STATE OR OTHER JURISDICTION OF                                                            (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                                                           IDENTIFICATION NO.)

                                       1330 POST OAK BOULEVARD, SUITE 1300
                                                HOUSTON, TEXAS                                           77056
                                     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                          (ZIP CODE)

                               ----------------


                  AMENDED AND RESTATED 1992 STOCK OPTION PLAN
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                 1996 NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN
                           (FULL TITLE OF THE PLANS)

                               ----------------

                                  DAVID SIKORA
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           THE FOREFRONT GROUP, INC.
                      1330 POST OAK BOULEVARD, SUITE 1300
                              HOUSTON, TEXAS 77056
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (713) 961-1101
                    (TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                --------------


                                  Copies to:
                             Jeffrey L. Wade, Esq.
                             Andrews & Kurth L.L.P.
                        2170 Buckthorne Place, Suite 150
                           The Woodlands, Texas 77380
                                 (713) 220-4801

                                --------------

===============================================================================

                        CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                             PROPOSED
                                                             MAXIMUM          PROPOSED MAXIMUM
                                         AMOUNT TO BE     OFFERING PRICE     AGGREGATE OFFERING     AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED      REGISTERED      PER SHARE(1)           PRICE(1)        REGISTRATION FEE
- -----------------------------------------------------------------------------------------------------------------
Stock Options and Common Stock,
 par value $0.01 per share              2,141,120 Shares   $3.92 - 15.50      $16,397,735.10         $5,657.22
- ------------------------------------------------------------------------------------------------------------------

 (1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price, pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act"), for shares subject to options previously granted under the Registrant's Amended and Restated 1992 Stock Option Plan and (b) the average of the high and low prices reported on The Nasdaq National Market, pursuant to Rule 457(h) of the Act, of the Registrant's Common Stock on June 25, 1996, for shares subject to options or rights available for grant under the Amended and Restated 1992 Stock Option Plan, the 1996 Employee Stock Purchase Plan, and 1996 Non-Employee Directors' Stock Option Plan. The following chart illustrates the calculation of the registration fee:


Type of shares                    Number of Shares  Offering Price Per Share  Aggregate Offering Price
- ------------------------------------------------------------------------------------------------------
Shares issuable pursuant to
 options outstanding under
 the Amended and Restated
 1992 Stock Option Plan              1,390,055              $3.92(a)                 $5,449,015.60
- ------------------------------------------------------------------------------------------------------
Shares issuable upon
 exercise of options available
 for grant under the
 Amended and Restated
 1992 Stock Option Plan                 56,369            $15.50(b)                    $873,719.50
- ------------------------------------------------------------------------------------------------------
Shares issuable pursuant to
 the 1996 Employee Stock
 Purchase Plan                         500,000            $15.50(b)                   $7,750,000.00
 ------------------------------------------------------------------------------------------------------
Shares issuable upon
 exercise of options available
 for grant under the 1996
 Non-Employee Directors'
 Stock Option Plan                     150,000           $15.50(b)                   $2,325,000.00
- ------------------------------------------------------------------------------------------------------
Proposed Maximum
 Aggregate Offering Price                                                           $16,397,735.10
- ------------------------------------------------------------------------------------------------------
                                                                                         x .000345
- ------------------------------------------------------------------------------------------------------
Registration Fee                                                                         $5,657.22
- ------------------------------------------------------------------------------------------------------
(a)  Weighted average exercise price
(b)  Average of the high and low prices reported on the Nasdaq National Market for the Registrant's Common Stock on June 25, 1996.
======================================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

  The ForeFront Group, Inc. (the "Company") incorporates herein by reference the following documents as of their respective dates as filed with the Securities and Exchange Commission (the "Commission"):

      (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1995;

      (b) The Company's Current Report on Form 8-K filed with the Commission on March 18, 1996;

      (c) The Company's Quarterly Report on Form 10-QSB for the period ended March 31, 1996;

      (d) The description of the Company's common stock, par value $0.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A filed with the Commission on December 15, 1995 pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended; and

      (e) The Company's Current Report on Form 8-K filed with the Commission on June 27, 1996.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

  The information required by Item 4 is not applicable to this Registration Statement because the class of securities to be offered is registered under
Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

  The information required by Item 5 is not applicable to this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

  Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains policies insuring its officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

  Article VI of the Company's Certificate of Incorporation provides for indemnification of the directors and officers of the Company to the full extent permitted by law, as now in effect or later amended. Currently, Article VI of the Company's Certificate of Incorporation limits under certain circumstances the liability of the Company's directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law) or (iv) for any transaction from which the director derived an improper personal benefit.

  Article VI of the Company's Bylaws provides that the Company shall, to the maximum extent permitted under Delaware law, indemnify and shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company or while a director or officer is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against reasonable expenses (including attorney's fees), judgments, fines, penalties, amounts paid in settlement and other liabilities actually and reasonably incurred in connection with such action, suit or proceeding upon such determination having been made as to such person's good faith and conduct.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

  The information required by Item 7 is not applicable to this Registration Statement.

ITEM 8.  EXHIBITS.

   Exhibit
    Number                                           Description
    ------                                           -----------

      5.1              Opinion of General Counsel of the Company, as to the legality of the securities being registered

     23.1              Consent of Counsel (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

     23.2              Consent of Arthur Andersen LLP

     24.1              Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement)

     99.1              Registrant's Amended and Restated 1992 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form SB-2) (Registration No. 33-977898-D)

     99.2              Registrant's 1996 Employee Stock Purchase Plan

     99.3              Registrant's 1996 Non-Employee Directors' Stock Option Plan


ITEM 9.  UNDERTAKINGS.

                  (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

                Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on the 5th day of July, 1996.

                                    THE FOREFRONT GROUP, INC.


                                    By:  /s/ David Sikora
                                       ------------------
                                         David Sikora
                                         President and Chief Executive Officer

                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of The ForeFront Group, Inc. (the "Company") hereby constitutes and appoints David Sikora and Ernest D. Rapp, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                                  TITLE                          DATE


   /s/ David Sikora                   President, Chief Executive Officer and        July 5, 1996
- ----------------------------------    Director (Principal Executive Officer)
          David Sikora


   /s/ Ernest D. Rapp                 Chief Financial Officer (Principal Financial  July 5, 1996
- ----------------------------------    and Accounting Officer)
          Ernest D. Rapp


  /s/ G. Anthony Gorry                Chairman of the Board of Directors            July 5, 1996
- ----------------------------------
          G. Anthony Gorry


 /s/ Stephen J. Banks                 Director                                      July 5, 1996
- ----------------------------------
          Stephen J. Banks


 /s/ Terry Ward                       Director                                      July 5, 1996
- ----------------------------------
          Terry Ward


 /s/ Grant Dove                       Director                                      July 5, 1996
- ----------------------------------
          Grant Dove


                               INDEX TO EXHIBITS



Exhibit
Number                                                  Description
- -------                                                 -----------

 5.1     Opinion of General Counsel of the Company, as to the legality of the securities being registered

23.1     Consent of Counsel (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

23.2     Consent of Arthur Andersen LLP

24.1     Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement)

99.1     Registrant's Amended and Restated 1992 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form SB-2) (Registration No. 33-977898-D)

99.2     Registrant's 1996 Employee Stock Purchase Plan

99.3     Registrant's 1996 Non-Employee Directors' Stock Option Plan
